CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 6 to the registration statement on Form N-4 (the “Registration Statement”) of our report dated March 1, 2002, relating to the financial statements of Lutheran Brotherhood which appear in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 26, 2002